UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 29, 2007
OPENTV CORP.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-15473	98-0212376

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
275 Sacramento Street
San Francisco, California 94111
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 962-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1: PRESS RELEASE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 29, 2007, the Registrant issued a press release announcing that Alan A. Guggenheim had stepped down as President and Chief Executive Officer of the Registrant and resigned from the Board of Directors of the Registrant, Ben Bennett was appointed Chief Operating Officer and Acting Chief Executive Officer and Mauro Saladini was appointed as a member of the Board of Directors of the Registrant and to the Executive Committee of the Board of Directors. A copy of the press release regarding these matters is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated by reference as if set forth fully herein. The foregoing description is qualified in its entirety by the full text of the press release.
     Prior to his appointment as Chief Operating Officer and Acting Chief Executive Officer, Mr. Bennett, age 45, served as the Registrant’s Senior Vice President & Managing Director for European operations since September 2005. In addition, from April 2001 to September 2005, Mr. Bennett served as Senior Vice President and General Manager of the Registrant’s Worldwide Professional Services and Support group. Prior to working for the Registrant, Mr. Bennett was Senior Vice President for the internet devices division of Spyglass, Inc. The current terms of Mr. Bennett’s employment with the Registrant are described in the Registrant’s Definitive Proxy Statement dated and filed with the Securities and Exchange Commission on May 23, 2007.
Item 9. Financial Statements and Exhibits.
             (d) Exhibits
99.1	Press Release issued August 29, 2007 by the Registrant.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 31, 2007

OPENTV CORP.

By: Name:	/s/ Shum Mukherjee Shum Mukherjee
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued August 29, 2007 by the Registrant.